As filed with the Securities and Exchange Commission on November 7, 2011

Registration No. 333 -173683

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITIGROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1568099
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Park Avenue

New York, NY 10043

(Address, including zip code, of registrant’s principal executive offices)

Citigroup 2009 Stock Incentive Plan

(Full title of the plan)

Michael S. Helfer

General Counsel

Citigroup Inc.

399 Park Avenue

New York, NY 10043

(212) 559-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

No additional registration fee is due because no additional shares are being registered.

Explanatory Note

This Post-Effective Amendment No. 1 to Registration Statement No. 333-173683 is being filed to amend Exhibit 5, opinion of Pamela Scott, General Counsel – Human Resources of Citigroup Inc.

On October 26, 2011 Citigroup, Inc., received an SEC comment letter requesting that Citigroup Inc., file a legality opinion for its Form S-8 (File No. 333-173683) that does not contain a statement regarding the General Counsel – Human Resources not being admitted to practice law in Delaware.

Therefore, to address the SEC’s comment letter, Citigroup Inc. is filing this Post-Effective Amendment in order to remove the statement regarding the General Counsel – Human Resources not being admitted to practice law in Delaware.

The contents of Registration Statement No. 333-173683 (including all exhibits thereto) are hereby incorporated by reference.

Item 8. Exhibits

The exhibit to be filed or included as part of this Post-Effective Amendment No. 1 is as follows:

5	Opinion of Pamela Scott.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Citigroup Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York on the 7th day of November, 2011.

CITIGROUP INC.

By:	/s/ John C. Gerspach
John C. Gerspach Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the indicated capacities on the 7th day of November, 2011.

Name	Title

/s/ Vikram Pandit Vikram Pandit	Chief Executive Officer and Director (Principal Executive Officer)

/s/ John C. Gerspach John C. Gerspach	Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey R. Walsh Jeffrey R. Walsh	Controller and Chief Accounting Officer (Principal Accounting Officer)

* Alain J. P. Belda	Director

* Timothy C. Collins	Director

* Robert L. Joss	Director

* Michael E. O’Neill	Director

* Richard D. Parsons	Director (Chairman)

* Lawrence R. Ricciardi	Director

* Judith Rodin	Director

* Robert L. Ryan	Director

* Anthony M. Santomero	Director

* Diana L. Taylor	Director

* William S. Thompson, Jr.	Director

* Ernesto Zedillo	Director

*Executed by attorney-in-fact pursuant to power of attorney granted April 21, 2011.

By:	/s/ John C. Gerspach
John C. Gerspach
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Document
5*	Opinion of Pamela Scott

*Filed herewith